AIMSI Technologies, Inc. Release

                                               CONTACT

                                               John W. Stump
                                               Chief Financial Officer
                                               (713) 271-2118
                                               jstump@aimsi.com


          AIMSI TECHNOLOGIES, INC ENTERS INTO FINANCING AGREEMENT
                  WITH COMMERCE FUNDING CORPORATION


OAK RIDGE, Tenn. (March 23, 2005) AIMSI TECHNOLOGIES, INC. has entered into an agreement with Commerce Funding Corporation under which the Company has available up to $3.5 million working capital financing, limited to 90% of qualified government receivables and 80% of qualified commercial accounts receivable. The facility bears interest at 1.5% over prime and 1% per month processing fees. The term of that agreement is one year, automatically renewable if not otherwise cancelled by AIMSI.


Mr. Reginald Hall, CEO, commented " we view this as a significant step in our continuing effort to realize the opportunity this Company has before it."

Note on Forward-Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The parties undertake no obligation to update publicly any forward-looking statements.

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